EXHIBIT 99.1

[GRAPHIC]

Charles F. Schill	1330 Connecticut Avenue, NW
202.429.8162	Washington, DC 20036-1795
cschill@steptoe.com	Tel 202.429.3000
Fax 202.429.3902
steptoe.com

July 20, 2004

VIA MESSENGER

The Honorable Marilyn R. Abbott

Secretary

U. S. International Trade Commission

500 E Street, S.W.

Washington, DC 20436

Re: Inv. No. 337-TA-        , In the Matter of Certain Digital Image

Storage and Retrieval Devices — Request to Withdraw Complaint

Dear Secretary Abbott:

On behalf of Complainant Ampex Corporation (“Ampex”) and pursuant to Commission Rule 210.10(a)(1)(iv) and 210.10(a)(5)(i), we respectfully request withdrawal without prejudice of the complaint filed by Ampex against Sanyo Electric Co., Ltd. (“Sanyo Electric”) on May 25, 2004, styled “In the Matter of Certain Digital Image Storage and Retrieval Devices.” This matter is currently pending institution before the Commission.

The aforementioned complaint alleges infringement of the claims of U.S. Patent No. 4,821,121 (“the ‘121 Patent”), a valid and enforceable United States patent owned by Ampex, by the unauthorized manufacture, importation into the United States, sale for importation, and/or sale within the United States after importation of certain digital image storage and retrieval devices by Sanyo Electric.

Recently, Ampex and Sanyo Electric have entered into licensing discussions with respect to digital still cameras and camera phones, alleged to infringe the ‘121 Patent, as set forth in the complaint, and have all intentions of resolving their differences in an amicable fashion. Therefore, at this time, Ampex no longer wishes to pursue the patent infringement claims alleged in the aforesaid complaint against Sanyo Electric. Accordingly, Ampex hereby withdraws its May 25, 2004 complaint against Sanyo Electric. Ampex will also soon seek dismissal without prejudice of the parallel district court action, presently pending before the United States District Court for the District of Delaware.

WASHINGTON	PHOENIX	LOS ANGELES	LONDON	BRUSSELS

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The Honorable Marilyn Abbott

July 20, 2004

Thank you for your kind attention to this matter and for your review, to date, of the complaint. Please do not hesitate to call me with any questions or concerns with respect to this submission.

Respectfully submitted,

/s/ Charles F. Schill
Charles F. Schill
Counsel for Ampex Corporation

CERTIFICATE OF SERVICE

The undersigned hereby certifies that copies of the foregoing Request to Withdraw Complaint were filed and served by hand delivery upon the Office of the Secretary of the International Trade Commission on July 20, 2004 as follows:

Honorable Marilyn Abbott	(original plus fourteen (14) copies by messenger)
Secretary
U.S. International Trade Commission
500 E Street, SW, Room 112
Washington, DC 20436

/s/ David A. King
David A. King,
Senior Paralegal - Litigation

Steptoe & Johnson, LLP
1330 Connecticut Avenue, N.W.
Washington, D.C. 20036